RELEASE AND AWARD CANCELLATION AND ACCELERATION AGREEMENT

This RELEASE AND AWARD CANCELLATION AND ACCELERATION AGREEMENT (this “Agreement”) is entered into by and between Paycom Software, Inc., a Delaware corporation (the “Company”), and Holly Faurot (the “Participant”), effective as of April 4, 2024 (the “Cancellation Date”).

WHEREAS, the Company previously sponsored and maintained the Paycom Software, Inc. 2014 Long-Term Incentive Plan (the “2014 LTIP”), and currently sponsors and maintains the Paycom Software, Inc. 2023 Long-Term Incentive Plan (the “2023 LTIP”);

WHEREAS, (i) pursuant to the 2014 LTIP and (A) that certain Restricted Stock Award Agreement – Time-Based Vesting, dated January 30, 2020 (the “2020 RS Award Agreement”), the Company previously granted to Ms. Faurot an award of 1,480 time-based shares of restricted stock (the “2020 RS Award”), under which 370 shares remain unvested and outstanding, and (B) that certain Restricted Stock Unit Award Agreement – Performance-Based Vesting (the “2022 PSU Award Agreement”), dated February 7, 2022, the Company previously granted to Ms. Faurot an award of 8,346 target performance-based restricted stock units (the “2022 PSU Award”), under which 6,260 target units remain unvested and outstanding; and (ii) pursuant to the 2023 LTIP and (A) that certain Restricted Stock Unit Award Agreement – Time-Based Vesting (Executive), dated May 2, 2023 (the “2023 RSU Award Agreement”), the Company previously granted to Ms. Faurot an award of 2,070 time-based restricted stock units (the “2023 RSU Award”), under which 1,380 units remain unvested and outstanding; (B) that certain Restricted Stock Award Agreement – Time-Based Vesting (Executive), dated May 2, 2023 (the “2023 RS Award Agreement”), the Company previously granted to Ms. Faurot an award of 40,000 time-based shares of restricted stock, under which 33,000 shares remain unvested and outstanding (the “2023 RS Award”); (C) that certain Restricted Stock Unit Award Agreement – Time-Based Vesting (Executive), dated March 1, 2024 (the “2024 RSU Award Agreement”), the Company previously granted to Ms. Faurot an award of 4,522 time-based restricted stock units (the “2024 RSU Award”), all of which remain unvested and outstanding; and (D) that certain Restricted Stock Unit Award Agreement – Performance-Based Vesting, dated March 1, 2024 (the “2024 PSU Award Agreement”), the Company previously granted to Ms. Faurot an award of 4,522 performance-based restricted stock units (the “2024 PSU Award”), all of which remain unvested and outstanding (the agreements identified in clauses (i) and (ii), collectively, the “Faurot Award Agreements”);

WHEREAS, the Participant’s employment with the Company and its subsidiaries will terminate effective on the Cancellation Date;

WHEREAS, as of immediately prior to the Cancellation Date, 33,370 total shares of time-based restricted stock previously granted to Ms. Faurot under the Faurot Award Agreements remain unvested and outstanding (the “Unvested Shares”);

WHEREAS, as of immediately prior to the Cancellation Date, 5,902 total time-based restricted stock units previously granted to Ms. Faurot under the Faurot Award Agreements remain unvested and outstanding (the “Unvested RSUs”);

WHEREAS, as of immediately prior to the Cancellation Date, 10,782 total performance-based restricted stock units previously granted to Ms. Faurot under the Faurot Award Agreements remain unvested and outstanding (the “Unvested PSUs” and, collectively with the Unvested Shares and the Unvested RSUs, the “Unvested Incentives”); and

WHEREAS, in exchange for the consideration described below, the Company and the Participant desire to cancel all of the Unvested Incentives (excluding the Accelerated Shares (as defined below), constituting a portion of the 2023 RS Award) as of the Cancellation Date, so that on and after the Cancellation Date, all Unvested Incentives (excluding the Accelerated Shares) and the Faurot Award Agreements shall be cancelled, terminated, and of no further force or effect.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

1.
Consideration; Accelerated Shares. Provided that the Participant complies with this Agreement, in consideration of (a) the Participant’s execution of this Agreement and promises herein, including, without limitation, the release of claims against the Company set forth in Section 3, and (b) the Participant’s agreement to cancel certain Unvested Incentives (as set forth in Section 2 below) and any other rights, obligations and liabilities of the Company granting the Participant the right to acquire shares of Company common stock or other ownership interests of the Company in connection with such Unvested Incentives, the Company agrees to accelerate the vesting of 3,000 Unvested Shares originally granted pursuant to the 2023 RS Award Agreement (the “Accelerated Shares”), effective as of the Cancellation Date.

2.
Cancellation of Unvested Incentives. In exchange for the consideration described in Section 1 above, the Participant hereby agrees that each of the following shall be cancelled, terminated, and of no further force or effect, effective on the Cancellation

Date: (a) the 2020 RS Award, the 2020 RS Award Agreement and the Unvested Shares granted thereunder; (b) the 2022 PSU Award, the 2022 PSU Award Agreement and the Unvested PSUs granted thereunder; (c) except with respect to the Accelerated Shares, the 2023 RS Award, the 2023 RS Award Agreement and the Unvested Shares granted thereunder; (d) the 2023 RSU Award, the 2023 RSU Award Agreement and the Unvested RSUs granted thereunder; (e) the 2024 RSU Award, the 2024 RSU Award Agreement and the Unvested RSUs granted thereunder; and (f) the 2024 PSU Award, the 2024 PSU Award Agreement and the Unvested PSUs granted thereunder (clauses (a)-(f), collectively, the “Cancelled Incentives”). Neither the Company nor the Participant shall have any further rights or obligations with respect to the Cancelled Incentives or under the Faurot Award Agreements as it relates to the Unvested Incentives (with the exception of the Accelerated Shares), or with respect to any shares of common stock of the Company that could have been acquired under the Faurot Award Agreements with respect to the Unvested Incentives (with the exception of the Accelerated Shares).

3.
Release. Effective as of the Cancellation Date, and in exchange for the consideration provided to the Participant in this Agreement, the Participant (for herself and her heirs, successors and assigns) unconditionally and irrevocably releases and discharges the Company and its successors, assigns, parents, divisions, subsidiaries, and affiliates, and its present and former officers, directors, employees, agents, fiduciaries, and employee benefit plans (collectively, the “Released Parties”) from any and all claims, counterclaims, set-offs, debts, demands, choses in action, obligations, remedies, suits, damages, and liabilities in connection with or arising from (i) the reduction of her rights to acquire shares of Company common stock pursuant to the 2023 RS Award; (ii) the forfeiture of any rights to acquire securities of the Company pursuant to the Cancelled Incentives and the shares of Company common stock issuable thereunder; (iii) Participant’s hiring or employment with the Company; (iv) the discontinuation of the Participant’s employment with the Company; or (v) this Agreement (collectively, the “Released Claims”), whether now known or unknown, arising from common law, statute or in equity, which the Participant or the Participant’s successors, heirs, or assigns ever had, have, or in the future may claim to have against the Released Parties and which may have arisen at any time on or prior to the date of this Agreement. Such Released Claims include, without limitation, claims for wrongful discharge, libel, slander, breach of express or implied contract or implied covenant of good faith and fair dealing, fraud, concealment, negligence, negligent misrepresentation, promissory estoppel, quantum meruit, intentional or negligent infliction of emotional distress, violation of public policy, discrimination, retaliation, harassment and claims arising under any laws that prohibit age, sex, sexual orientation, race, national origin, color, disability, religion, veteran, workers’ compensation or any other form of discrimination, harassment, or retaliation, including, without limitation, claims under the Americans with Disabilities Act of 1990, as amended, the Rehabilitation Act of 1973, Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. §1981, the Civil Rights Act of 1991, the Civil Rights Act of 1866 and/or 1871, the Equal Pay Act of 1963, the Lilly Ledbetter Fair Pay Act of 2009, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, as amended, the Family and Medical Leave Act of 1993, the Occupational Safety and Health Act, the Employee Polygraph Protection Act, the Uniformed Services Employment and Reemployment Rights Act, the Worker Adjustment and Retraining Notification Act, the Genetic Information Nondiscrimination Act, the National Labor Relations Act, the Labor Management Relations Act, the Immigration Reform and Control Act, the Oklahoma Anti-Discrimination Act, the Oklahoma Standards for Workplace Drug and Alcohol Testing Act, Oklahoma medical marijuana laws, retaliation under the Administrative Workers’ Compensation Act and the Oklahoma Workers’ Compensation Act, Oklahoma public policy, Oklahoma’s Genetic Non-Discrimination in Employment Act, any statute or laws of the State of Oklahoma, any other similar or equivalent federal, state or local laws, any other federal, state, local, municipal or common law whistleblower, discrimination or anti-retaliation statute, law or ordinance, and any other claims arising under state or federal law, as well as any expenses, costs or attorneys’ fees. Except as required by law, the Participant agrees never to commence or aid any action or proceeding against the Released Parties based on any of the Released Claims. Notwithstanding the foregoing, this release shall not apply to any of the Company’s obligations under this Agreement.

4.
No Interference. Nothing in this Agreement is intended to interfere with the Participant’s right to report possible violations of federal, state or local law or regulation to any governmental or law enforcement agency or entity, or to make other disclosures that are protected under the whistleblower provisions of federal or state law or regulation. The Participant further acknowledges that nothing in this Agreement is intended to interfere with the Participant’s right to file a claim or charge with, or testify, assist, or participate in an investigation, hearing, or proceeding conducted by, the Equal Employment Opportunity Commission (“EEOC”), any state human rights commission, or any other government agency or entity. However, by executing this Agreement, the Participant hereby waives the right to recover any damages or benefits in any proceeding the Participant may bring before the EEOC, any state human rights commission, or any other government agency or entity or in any proceeding brought by the EEOC, any state human rights commission, or any other government agency or entity on the Participant’s behalf with respect to any of the Released Claims; except that the Participant does not waive any right to, and shall not be precluded from seeking, any government issued award including any whistleblower award pursuant to Section 21F of the Securities Exchange Act of 1934 or similar provision.

5.
No Admission of Liability. This Agreement shall not in any way be construed as an admission by the Company or the Participant of any acts of wrongdoing or violation of any statute, law, or legal right. Rather, the parties to this Agreement specifically deny and disclaim that either has any liability to the other.

6.
Further Assurances. Each party to this Agreement agrees that it will perform all such further acts and execute and deliver all such further documents as may be reasonably required in connection with the consummation of the transactions contemplated hereby in accordance with the terms of this Agreement.

7.
Representations and Warranties. The Participant hereby represents and warrants to the Company that: (a) there are no restrictions on the cancellation of the Cancelled Incentives, (b) the Participant has full power and authority to enter into and perform this Agreement and to carry out the transactions contemplated hereby, and (c) this Agreement constitutes the legal, valid, and binding obligation of the Participant, enforceable against the Participant in accordance with its terms. The Participant has read and understood this Agreement and is entering into this Agreement voluntarily. The Participant agrees that this Agreement provides good and valuable consideration for the Participant’s agreements contained herein.

8.
Miscellaneous.

a. Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

b. Parties Bound. The terms, provisions, representations, warranties, covenants, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties to this Agreement and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns.

c. Entire Agreement. This Agreement contains the entire understanding of the parties to this Agreement with respect to the subject matter contained in this Agreement and supersedes all prior agreements and understandings among the parties with respect to such subject matter, including, without limitation, the Faurot Award Agreements. For the avoidance of doubt, this Agreement does not supersede (i) the Independent Consultant and Services Agreement between the Participant and Paycom Payroll, LLC, dated on or about the Cancellation Date, (ii) the Employee Confidentiality, Non-Disparagement, Non-Disclosure, Proprietary Information and Indemnification Agreement signed by the Participant on February 21, 2018, and (iii) the Non-Solicitation Agreement signed by the Participant on February 21, 2018.

d. Disclaimer of Reliance. Except for the specific representations expressly made by the Company in this Agreement, the Participant specifically disclaims that the Participant is relying upon or has relied upon on any communications, promises, statements, inducements, or representation(s) that may have been made, oral or written, regarding the subject matter of this Agreement. The parties to this Agreement represent that they are relying solely and only on their own judgment in entering into this Agreement.

e. Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware (excluding any conflict of laws rule or principle of Delaware law that might refer the governance, construction, or interpretation of this agreement to the laws of another state).

f. Execution. This Agreement may be executed in two or more counterparts (including facsimile or portable document (“.pdf”) counterparts), all of which taken together shall constitute one instrument. The exchange of copies of this Agreement and of signature pages by facsimile or .pdf transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or .pdf shall be deemed to be their original signatures for any purpose whatsoever.

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Signature Page Follows.]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant, to evidence her consent and approval of all the terms hereof, has duly executed this Agreement as of the date above.

COMPANY:

Paycom Software, Inc.

By:	/s/ Craig E. Boelte
Name:	Craig E. Boelte
Title	Chief Financial Officer

PARTICIPANT:

/s/ Holly Faurot
Signature

Name:	Holly Faurot
Address	XXXXXXXX
XXXXXXXX